Exhibit 10.2

AMENDED AND RESTATED

PROMISSORY NOTE

Term Note

Borrower:	HALL OF FAME RESORT &	Lender:	STARK COMMUNITY
	ENTERTAINMENT		FOUNDATION, INC.
	COMPANY		400 Market Ave N, Suite 200
	2014 Champions Gateway		Canton, Ohio 44702
Suite 100
Canton, OH 44708

Date of Note: June 25, 2024

Principal Amount: $5,451,666.67

PROMISE TO PAY. FOR VALUE RECEIVED, HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a Delaware corporation (“Borrower”) hereby promises to pay to STARK COMMUNITY FOUNDATION, INC. an Ohio not for profit corporation (“Lender”), or order, in lawful money of the United States of America, the principal amount of Five Million Four Hundred Fifty-One Thousand Six Hundred Sixty-Six and Sixty-Seven Cents ($5,451,666.67) together with interest on the unpaid principal balance until paid in full as provided herein.

PAYMENT. Borrower will pay the entire outstanding principal balance to Lender on June 30, 2044, the “Maturity Date”. Commencing June 25, 2024 and continuing until December 31, 2026, interest shall accrue but not be paid by Borrower absent the occurrence of an Event of Default. Commencing December 31, 2026, Borrower shall pay regular annual payments of principal and accrued interest in the amounts set forth on the attached amortization schedule with each annual payment to be due and paid on December 31st of each year until Borrower’s final payment becomes due on the Maturity Date, which payment will be for all principal, accrued and unpaid interest, and all other amounts that may be due and owing to Lender under the First Amendment to Business Loan Agreement (“First Amendment to Loan Agreement”), this Amended and Restated Promissory Note (“Amended and Restated Note,” and collectively with the First Amendment to Loan “Loan Documents”). Prior to an Event of Default under Loan Documents, payments shall be applied first to interest, then to principal, then to any fees or other amounts due and owing to Lender in connection with the Indebtedness. After an Event of Default under the Loan Documents, unless required by applicable law, payments shall be applied by Lender in such order as it elects in its sole discretion. The annual interest rate for this Amended and Restated Note is computed on a 365/360 basis; that is, in the case of interest, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Any reference in this Amended and Restated Note to a “per annum” rate shall be based on a year of 360 days. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

COORDINATION WITH BUSINESS LOAN AGREEMENT. This Amended and Restated Note is issued by Lender under the terms and provisions of the First Amendment to Loan Agreement. Borrower hereby promises to pay the principal and interest at the times and in the manner specified herein and in the First Amendment to Loan Agreement. This Amended and Restated Note may be declared to be, or be and become, due prior to its express maturity, voluntary prepayments may be made hereon, and certain prepayments required to be made hereon, all in the events, on the terms, and with the effects provided in the First Amendment to Loan.

INTEREST RATE. Unpaid principal under this Amended and Restated Note shall accrue interest at rate equal to six percent (6.0%) per annum, in such amounts as set forth on the attached amortization schedule.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due, provided that all accrued interest is paid to the date of such early payment. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing or waiving any of Lender’s rights under this Amended and Restated Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations as full satisfaction of a disputed amount must be mailed or delivered to Lender.

INTEREST AFTER DEFAULT; LATE FEE. Upon the occurrence and during the continuance of an Event of Default, including failure to pay upon final maturity, the interest rate on this Amended and Restated Note shall be increased by adding a five (5.000) percentage point margin (“Default Rate Margin”). However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law. If any payment required under this Amended and Restated Note is not paid within ten (10) days after such payment is due, then, at the option of Lender, Borrower shall pay a late charge equal to five percent (5%) of the amount of such payment (the “Late Charge”). The Late Charge may be assessed without notice, and shall be immediately due and payable, and shall be in addition to all other rights and remedies available to Lender. Lender’s acceptance of Borrower’s delinquent installment(s) shall not constitute Lender’s waiver of the right to thereafter require Borrower’s prompt payment of all subsequent installments or Lender’s right to declare an Event of Default as provided herein.

DEFAULT. Each of the following occurrences shall constitute an event of default (“Event of Default”) under this Amended and Restated Note:

Payment Default. Borrower fails to make any payment within ten (10) days when due under this Amended and Restated Note, or the First Amendment to Loan.

Other Defaults. Borrower fails to comply with, or to perform any other term, debt, Indebtedness, obligation, covenant or condition, contained in this Amended and Restated Note, or the First Amendment to Loan, or the occurrence of any of the other Events of Default set forth in this Amended and Restated Note or the First Amendment to Loan, and, in the case of an Event of Default that can be cured, said default continues for a period of thirty (30) days or more after the date of such failure; provided, however, that if such Event of Default is capable of being cured, and curing cannot reasonably be accomplished within said thirty (30) day period, then Borrower shall have an additional sixty (60) day period to cure such Event of Default and no Event of Default shall be deemed to exist hereunder so long as Borrower commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion with such resulting ninety (90) day period from the date of the occurrence of such failure.

Default in Favor of Third Parties. Subject to any grace periods or rights to cure, Borrower or a Related Entity, defaults under any loan, debt, indebtedness, extension of credit, security agreement, purchase or sales agreement, or any other agreement of any kind or nature, in favor of any other creditor or Person that may materially adversely affect the assets or property of Borrower or a Related Entity taken as a whole, or Borrower’s ability to repay the Indebtedness, or perform its obligations under the Loan Documents, as determined by Lender.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on its behalf, under this Amended and Restated Note or the First Amendment to Loan is false or misleading in any material respect, either now or at the time made or becomes false at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence, the cessation of Borrower’s business for any reason, the insolvency of Borrower or a Related Entity, the appointment of a receiver for any part of Borrower’s or a Related Entity’s businesses or property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or a Related Entity, excepting, however, an involuntary bankruptcy proceeding, for which Borrower or a Related Entity shall have sixty (60) days from the date of filing to discharge.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or a Related Entity, or by any governmental agency against Borrower or a Related Entity, or any assets of Borrower or a Related Entity. This includes a garnishment of any of Borrower’s or a Related Entity’s accounts.

Adverse Change. A material adverse change occurs in Borrower’s or a Related Entity’s financial condition which leads Lender to reasonably believe that the prospect of a Borrower’s payment or performance is impaired.

Substantial Change in Ownership. In the event of a substantial change in ownership of Borrower, Lender may, at Lender’s option, declare immediately due and payable all sums owed by Borrower to Lender pursuant to the Loan Documents. A “substantial change in ownership” shall be defined as: (a) any change in ownership of more than 50% of the outstanding stock of the Borrower, (b) a new owner of more than 50% of the outstanding stock of Borrower, or (c) a merger, consolidation, or other reorganization of Borrower resulting in a change of more than 50% of the outstanding ownership and control of Borrower.

LENDER’S RIGHTS. Upon the occurrence and continuation of an Event of Default beyond any applicable grace or cure period, Lender may declare the entire unpaid principal balance under this Amended and Restated Note and all accrued unpaid interest immediately due, and then Borrower will immediately pay the entire unpaid principal balance under this Amended and Restated Note and all accrued unpaid interest immediately due.

ATTORNEYS’ FEES; EXPENSES. Borrower shall reimburse Lender upon demand for any and all fees, costs, and expenses, including, without limitation, reasonable attorneys’ fees incurred or paid by Lender or any of its officers, employees, or agents in connection with the collection of this Amended and Restated Note. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit including reasonable attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. All amounts set forth in this paragraph shall become part of the principal balance under this Amended and Restated Note and shall bear interest at the highest interest rate herein provided.

GOVERNING LAW. This Amended and Restated Note will be governed by the laws of the State of Ohio without regard to its conflicts of law provisions. This Amended and Restated Note has been accepted by Lender in the State of Ohio.

PAYMENT DATES. If the due date of any payment under this Amended and Restated Note shall be a business day that is a federal holiday, Saturday, or Sunday (as defined herein), the due date shall be extended to the next succeeding business day that is not a federal holiday, Saturday, or Sunday; provided, however, that if such next succeeding business day occurs in the following calendar month, then the due date shall be the immediately preceding business day.

DEFINITIONS. For purposes of this Amended and Restated Note, the following definitions apply:

i)	Business Loan Agreement. The words “Business Loan Agreement” means the original Business Loan Agreement between Borrower and Lender dated as of June 16, 2022.

ii)	First Amendment to Loan. The words “First Amendment to Business Loan” means the First Amendment to Business Loan of even date herewith, reflecting Borrower’s obligations in connection with the Loan, as the same may be amended, modified, restated, replaced or substituted from time to time.

iii)	Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Amended and Restated Promissory Note, the First Amendment to Loan, and any other amounts, including fees, costs and expenses, which Borrower owes to Lender, now or at any time in the future, including without limitation all principal, interest, fees, costs and expenses and other obligations set forth in this Amended and Restated Note or the First Amendment to Loan.

iv)	Person. The word “Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity, or governmental body.

All capitalized terms included in this Amended and Restated Note, except those terms that are specifically defined in this Amended and Restated Note, shall have the meaning set forth in the Business Loan Agreement. This Amended and Restated Note is the instrument referred to in the First Amendment to Loan as the “Amended and Restated Promissory Note”.

SUCCESSOR INTERESTS. The terms of this Amended and Restated Note shall be binding upon Borrower, and upon Borrower’s successors and assigns, and shall inure to the benefit of Lender and Its successors and assigns.

ASSIGNMENT. Borrower agrees not to assign any of Borrower’s rights, remedies or obligations described in this Amended and Restated Note without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion (and any other attempted assignment or transfer by Borrower shall be null and void). This Amended and Restated Note is assignable by Lender, and any transfer or assignment of the Loan Documents, or portions hereof by Lender, shall operate to vest in any such assignee all rights and powers herein conferred upon and granted to Lender.

GENERAL PROVISIONS. If any part of this Amended and Restated Note cannot be enforced, this fact will not affect the rest of the Amended and Restated Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Amended and Restated Note without losing them. Borrower and any other person who signs, guarantees or endorses this Amended and Restated Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Amended and Restated Note, and unless otherwise expressly stated in writing, no party who signs this Amended and Restated Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone other than Borrower (except for any increase to the principal amount of this loan). The parties agree that Lender may modify this loan without the consent of or notice to anyone other than Borrower.

WAIVER OF BORROWER. Demand, presentment, protest, notice of non-payment, notice of dishonor, notice of protest and notice of default are hereby waived by Borrower. Borrower hereby waives all suretyship defenses including but not limited to all defenses, and such waiver is entered to the full extent permitted by law.

LIMITATION OF LIABILITY. Borrower expressly agrees that in no event will the Lender be liable for any indirect, special, consequential, or punitive damages in connection with or arising out of the Loan. Notwithstanding any other provision in any Loan Document, Lender shall not be liable for any failure or inability to perform, or any delay in performing hereunder or under any other Loan Document of such failure, inability or delay due to acts of God, war, civil or industrial disturbance, strike, natural disaster, equipment malfunction, or any other cause which is beyond Lender’s reasonable control.

CUMULATIVE RIGHTS. No delay by Lender in the exercise of any power or right hereunder, or under any of the other Loan Documents, shall operate as a waiver of such rights, nor shall a single or partial exercise of any other power or right constitute a waiver of any other rights thereunder. Enforcement by Lender of the terms hereof or of any other terms of the Loan Documents does not constitute an election by Lender of remedies so as to preclude the exercise of any other remedy available to Lender hereunder, under the Loan Documents, or available at law or in equity.

PREVIOUS NOTE. The Note replaces and supersedes the Promissory Note dated June 16, 2022 between Lender and Borrower.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by lender, to appear in any court of record and to confess judgment against borrower for the unpaid amount of this Amended and Restated Note as evidenced by an affidavit signed by an officer of lender setting forth the amount then due, attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Amended and Restated Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower hereby waives the right to any injunction which would prevent lender from taking judgment under this Amended and Restated Note. By confession, and any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as lender may elect until all amounts owing on this Amended and Restated Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by lender may have in acting on behalf of borrower in confessing judgment against borrower while such attorney is retained by lender. Borrower expressly consents to such attorney acting for borrower in confessing judgment.

PRIOR TO SIGNING THIS AMENDED AND RESTATED NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AMENDED AND RESTATED NOTE. BORROWER AGREES TO THE TERMS OF THE AMENDED AND RESTATED NOTE. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS AMENDED AND RESTATED PROMISSORY NOTE.

THIS AMENDED AND RESTATED NOTE IS EXEUCTED IN STARK COUNTY, OHIO THIS 25TH DAY OF JUNE, 2024.

[Signature Page Follows]

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

By: HALL OF FAME RESORT & ENTERTAINMENT

COMPANY, a Delaware corporation

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Promissory Note-Term Note]

AMORTIZATION SCHEDULE

(Attached)

Computation Interval: Exact Days

Nominal Annual Rate: 6.000%

Cash Flow Data - Loans and Payments

	Event	Date	Amount	Number	Period	End Date
1	Loan	06/25/2024	5,451,666.67	1		
2	Payment	12/31/2026	532,323.85	18	Annual	12/31/2043
3	Payment	06/30/2044	532,323.85	1		

TValue Amortization Schedule - U.S. Rule, 360 Day Year

	Date	Payment	Interest Accrued	Interest Paid	Principal Paid	Balance Due Interest	Balance Due Principal	Balance Due Total
Loan	06/25/2024		0.00	0.00	0.00	0.00	5,451,666.67	5,451,666.67
2024 Totals		**0.00**	**0.00**	**0.00**	**0.00**			
1	12/31/2026	532,323.85	835,013.61	532,323.85	0.00	302,689.76	5,451,666.67	5,754,356.43
2026 Totals		**532,323.85**	**835,013.61**	**532,323.85**	**0.00**			
2	12/31/2027	532,323.85	331,643.06	532,323.85	0.00	102,008.97	5,451,666.67	5,553,675.64
2027 Totals		**532,323.85**	**331,643.06**	**532,323.85**	**0.00**			
3	12/31/2028	532,323.85	332,551.67	434,560.64	97,763.21	0.00	5,353,903.46	5,353,903.46
2028 Totals		**532,323.85**	**332,551.67**	**434,560.64**	**97,763.21**			
4	12/31/2029	532,323.85	325,695.79	325,695.79	206,628.06	0.00	5,147,275.40	5,147,275.40
2029 Totals		**532,323.85**	**325,695.79**	**325,695.79**	**206,628.06**			
5	12/31/2030	532,323.85	313,125.92	313,125.92	219,197.93	0.00	4,928,077.47	4,928,077.47

Amortization Schedule

Date	Payment	Interest Accrued	Interest Paid	Principal Paid	Balance Due Interest	Balance Due Principal	Balance Due Total
2030 Totals		**532,323.85**	**313,125.92**	**313,125.92**	**219,197.93**			
6	12/31/2031	532,323.85	299,791.38	299,791.38	232,532.47	0.00	4,695,545.00	4,695,545.00
2031 Totals		**532,323.85**	**299,791.38**	**299,791.38**	**232,532.47**			
7	12/31/2032	532,323.85	286,428.25	286,428.25	245,895.60	0.00	4,449,649.40	4,449,649.40
2032 Totals		**532,323.85**	**286,428.25**	**286,428.25**	**245,895.60**			
8	12/31/2033	532,323.85	270,687.01	270,687.01	261,636.84	0.00	4,188,012.56	4,188,012.56
2033 Totals		**532,323.85**	**270,687.01**	**270,687.01**	**261,636.84**			
9	12/31/2034	532,323.85	254,770.76	254,770.76	277,553.09	0.00	3,910,459.47	3,910,459.47
2034 Totals		**532,323.85**	**254,770.76**	**254,770.76**	**277,553.09**			
10	12/31/2035	532,323.85	237,886.28	237,886.28	294,437.57	0.00	3,616,021.90	3,616,021.90
2035 Totals		**532,323.85**	**237,886.28**	**237,886.28**	**294,437.57**			
11	12/31/2036	532,323.85	220,577.34	220,577.34	311,746.51	0.00	3,304,275.39	3,304,275.39
2036 Totals		**532,323.85**	**220,577.34**	**220,577.34**	**311,746.51**			
12	12/31/2037	532,323.85	201,010.09	201,010.09	331,313.76	0.00	2,972,961.63	2,972,961.63
2037 Totals		**532,323.85**	**201,010.09**	**201,010.09**	**331,313.76**			
13	12/31/2038	532,323.85	180,855.17	180,855.17	351,468.68	0.00	2,621,492.95	2,621,492.95
2038 Totals		**532,323.85**	**180,855.17**	**180,855.17**	**351,468.68**			
14	12/31/2039	532,323.85	159,474.15	159,474.15	372,849.70	0.00	2,248,643.25	2,248,643.25
2039 Totals		**532,323.85**	**159,474.15**	**159,474.15**	**372,849.70**			
15	12/31/2040	532,323.85	137,167.24	137,167.24	395,156.61	0.00	1,853,486.64	1,853,486.64
2040 Totals		**532,323.85**	**137,167.24**	**137,167.24**	**395,156.61**			
16	12/31/2041	532,323.85	112,753.77	112,753.77	419,570.08	0.00	1,433,916.56	1,433,916.56

Amortization Schedule

Amortization Schedule